EXHIBIT 23

               Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-99974) of Risk Capital Holdings, Inc. of our report dated February 7, 1997 appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report dated February 7, 1997 on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.


Price Waterhouse LLP



New York, New York
March 28, 1997

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